UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 25, 2024
PROVIDENT FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31566	42-1547151
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

239 Washington Street, Jersey City, New Jersey		07302
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code 732-590-9200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol Symbol(s)	Name of each exchange on which registered
Common	PFS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2024 Annual Meeting of Stockholders was held on April 25, 2024 as a virtual meeting (the “Annual Meeting”). A total of 66,434,694 shares, or 87.88% of the shares eligible to vote, were present or represented by proxy at the Annual Meeting. The matters considered and voted on by the Company’s stockholders at the Annual Meeting and the vote of the stockholders were as follows:

Matter 1. The election of four directors, each for a three-year term.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Ursuline F. Foley	57,110,501	1,270,362	8,053,831
Christopher Martin	56,276,003	2,104,860	8,053,831
Robert McNerney	57,140,335	1,240,528	8,053,831
John Pugliese	52,667,839	5,713,024	8,053,831

Matter 2. An advisory vote (non-binding) to approve the compensation paid to the named executive officers.

Shares Voted For	Shares Voted Against	Shares Voted Abstain	Broker Non-Votes
56,008,480	1,910,021	462,362	8,053,831

Matter 3. The approval of the 2024 Long-Term Equity Incentive Plan.

Shares Voted For	Shares Voted Against	Shares Voted Abstain	Broker Non-Votes
53,227,160	4,908,356	245,347	8,053,831

Matter 4. The ratification of the appointment of KPMG LLP as the Company’s independent public accounting firm for the year ending December 31, 2024.

Shares Voted For	Shares Voted Against	Shares Voted Abstain	Broker Non-Votes
65,089,740	1,098,824	246,130	-0-

Item 9.01.    Financial Statements and Exhibits

(a)     Financial Statements of Businesses Acquired. Not applicable.

(b)    Pro Forma Financial Information. Not applicable.

(c)     Shell Company Transactions. Not applicable.

(d)    Exhibits. Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT FINANCIAL SERVICES, INC.

DATE:	April 30, 2024	By:/s/ Bennett MacDougall
Bennett MacDougall
EVP, General Counsel & Corporate Secretary